Exhibit 99.1

For more information:	Investor Relations:
Marc Olin	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Record Third Quarter with Revenue of $179M, Up 16%

Double-Digit Growth in All Business Segments Accelerates Profit Expansion and Cash Generation

Foster City, Calif. – October 17, 2013 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the third quarter of 2013.

For the quarter ended September 30, 2013, the Company reported record third quarter revenue of $178.8 million, up 16% compared to third quarter 2012 revenue of $154.1 million. Third quarter 2013 non-GAAP net income was $18.7 million or $0.39 per diluted share, up 41% and 39%, respectively, compared to non-GAAP net income of $13.3 million or $0.28 per diluted share for the same period in 2012. GAAP net income was $16.1 million or $0.33 per diluted share, up 20% and 18%, respectively, compared to $13.4 million or $0.28 per diluted share for the same period in 2012.

For the nine months ended September 30, 2013, the Company reported revenue of $530.5 million, up 11% year-over-year compared to $478.0 million for the same period in 2012. Non-GAAP net income was $52.8 million or $1.09 per diluted share, up 27% and 25%, respectively, compared to non-GAAP net income of $41.7 million or $0.87 per diluted share for the same period in 2012. GAAP net income was $33.9 million or $0.70 per diluted share, also up 27% and 25%, respectively, compared to GAAP net income of $26.7 million or $0.56 per diluted share for the same period in 2012.

“The EFI team delivered a very strong third quarter and a terrific increase in profitability,” said Guy Gecht, CEO of EFI. “With breakthrough products across our portfolio, we expect the demand to continue as EFI’s innovation helps customers around the globe win new business and boost productivity.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ (www.efi.com) is a worldwide provider of products, technology, and services leading the transformation of analog to digital imaging. Based in Silicon Valley with offices around the globe, the company’s powerful integrated product portfolio includes digital front-end servers; superwide, wide-format, label, and ceramic inkjet presses and inks; production workflow, web-to-print, and business automation software; and office, enterprise, and mobile cloud solutions. These products allow users to produce, communicate and share information in an easy and effective way, and enable businesses to increase their profits, productivity, and efficiency.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; any disruptions in our operations, the difficulty to retain employees, and additional expenses that we may incur as a result of our relocation from the Foster City campus; the compliance with the new requirements regarding the “conflict minerals,” if they are found to be used in our products, and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income (loss), as the case may be, and earnings per diluted share that are GAAP net income (loss), as the case may be, and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three and nine months ended September 30, 2013 and 2012 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss), as the case may be, or earnings per diluted share prepared in accordance with GAAP.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$178,823	$154,074	$530,480	$478,031
Cost of revenue	81,610	70,997	241,424	217,495

Gross profit	97,213	83,077	289,056	260,536
Operating expenses:
Research and development	32,021	29,068	95,180	90,194
Sales and marketing	34,885	30,329	102,133	93,480
General and administrative	10,468	12,775	37,509	36,831
Amortization of identified intangibles	4,767	4,619	14,640	13,434
Restructuring and other	960	2,280	4,097	4,530

Total operating expenses	83,101	79,071	253,559	238,469

Income from operations	14,112	4,006	35,497	22,067
Interest and other income (expense), net	882	1,555	(2,464)	800

Income before income taxes	14,994	5,561	33,033	22,867
Benefit from income taxes	1,147	7,850	894	3,783

Net income	$16,141	$13,411	$33,927	$26,650

Fully Diluted EPS calculation
Net income	$16,141	$13,411	$33,927	$26,650

Net income per diluted common share	$0.33	$0.28	$0.70	$0.56

Shares used in diluted per share calculation	48,622	48,009	48,387	47,670

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$16,141	$13,411	$33,927	$26,650

Amortization of identified intangibles	4,767	4,619	14,640	13,434
Stock based compensation – Cost of revenue	484	293	1,335	826
Stock based compensation – Research and development	1,986	1,365	5,524	4,189
Stock based compensation – Sales and marketing	1,303	790	3,138	2,404
Stock based compensation – General and administrative	2,494	2,457	8,712	6,919
Restructuring and other	960	2,280	4,097	4,530
General and administrative:
Acquisition-related transaction costs	145	384	836	1,208
Change in fair value of contingent consideration	403	—	(403)	(1,404)
Litigation settlements	(3,277)	506	(3,277)	255
Sublease income related to our deferred property sale	(1,022)	—	(2,739)	—
Depreciation expense related to our deferred property sale	410	—	1,230	—
Interest and other income (expense), net:
Interest expense related to our deferred property sale	308	—	1,799	—
Relocation expenses related to deferred property sale	236	—	346	—

Tax effect of non-GAAP adjustments	(6,591)	(12,797)	(16,380)	(17,355)

Non-GAAP net income	$18,747	$13,308	$52,785	$41,656

Non-GAAP net income per diluted common share	$0.39	$0.28	$1.09	$0.87

Shares used in per share calculation	48,622	48,009	48,387	47,670

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$200,730	$283,996
Short-term investments	161,904	80,966
Accounts receivable, net	126,083	135,110
Inventories	73,739	58,343
Other current assets	94,976	74,877

Total current assets	657,432	633,292
Property and equipment, net	141,051	86,582
Goodwill	225,552	219,456
Intangible assets, net	68,350	80,244
Other assets	61,105	55,397

Total assets	$1,153,490	$1,074,971

Liabilities & Stockholders’ equity
Accounts payable	$81,277	$63,446
Deferred proceeds from property transaction	182,870	180,216
Accrued and other liabilities	130,339	119,247
Income taxes payable	5,809	7,562

Total current liabilities	400,295	370,471
Imputed financing obligation	11,267	—
Contingent and other liabilities	9,398	17,742
Deferred tax liabilities	6,691	6,210
Long term taxes payable	33,513	29,755

Total liabilities	461,164	424,178
Total stockholders’ equity	692,326	650,793

Total liabilities and stockholders’ equity	$1,153,490	$1,074,971

Note: In accordance with ASC 805, we revised previously issued financial information to reflect adjustments to the accounting for business acquisitions as if they occurred on the acquisition date. Accordingly, we have increased goodwill and accrued and other liabilities by $1.2 million at December 31, 2012 to reflect opening balance sheet adjustments related to our acquisitions of Cretaprint, OPS, and Technique.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$33,927	$26,650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,479	19,558
Deferred taxes	(13,996)	1,317
Tax benefit from employee stock plans	6,958	281
Excess tax benefit from stock-based compensation	(7,130)	(1,186)
Stock-based compensation	18,708	14,338
Provisions for inventory obsolescence	3,939	2,574
Provisions for bad debts and sales-related allowances	5,252	1,689
Contingent consideration payment related to business acquired	(619)	—
Other non-cash charges and adjustments	271	1,897
Changes in operating assets and liabilities	(10,849)	(41,508)

Net cash provided by operating activities	57,940	25,610

Cash flows from investing activities:
Purchases of short-term investments	(120,821)	(34,611)
Proceeds from sales and maturities of short-term investments	39,379	50,851
Purchases, net of proceeds from sales, of property and equipment	(32,725)	(5,319)
Businesses purchased, net of cash acquired	(4,533)	(45,133)
Proceeds from notes receivable of acquired businesses	—	5,216

Net cash used for investing activities	(118,700)	(28,996)

Cash flows from financing activities:
Proceeds from issuance of common stock	11,980	18,557
Purchases of treasury stock and net settlement of restricted stock	(28,852)	(18,392)
Repayment of acquired business debt	(1,693)	(6,817)
Contingent consideration payments related to businesses acquired	(9,998)	(382)
Excess tax benefit from stock-based compensation	7,130	1,186

Net cash used for financing activities	(21,433)	(5,848)

Effect of foreign exchange rate changes on cash and cash equivalents	(1,073)	46

Increase (decrease) in cash and cash equivalents	(83,266)	(9,188)
Cash and cash equivalents at beginning of year	283,996	120,058

Cash and cash equivalents at end of period	$200,730	$110,870

Note: If we excluded $5.5 million of taxes paid related to the sale of our corporate headquarters facility, then our net cash provided by operating activities would be $63.4 million for the nine months ended September 30, 2013.

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue by Operating Segment
Industrial Inkjet	$87,117	$79,096	$255,423	$234,008
Productivity Software	28,532	24,252	84,770	74,043
Fiery	63,174	50,726	190,287	169,980

Total	$178,823	$154,074	$530,480	$478,031

Revenue by Geographic Area
Americas	$102,393	$86,445	$296,806	$251,351
EMEA	52,189	41,137	152,219	147,823
APAC	24,241	26,492	81,455	78,857
Japan	4,349	7,471	17,383	22,290
APAC, ex Japan	19,892	19,021	64,072	56,567

Total	$178,823	$154,074	$530,480	$478,031

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses and significant recurring and non-recurring items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles and stock-based compensation expense, as well as restructuring-related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include acquisition-related transaction expenses and the costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, litigation settlement charges and credits, corporate headquarters relocation expenses, and imputed interest expense and depreciation, net of accrued sublease income and capitalized interest, related to the sale of our corporate headquarters facility and related land.

These excluded items are described below:

•	Recurring charges and gains, including:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis. Post-acquisition non-competition agreements are amortized over their term.

•	Stock-based compensation expense recognized in accordance with ASC 718, Stock-based Compensation.

•	Non-recurring charges and gains, including:

•	Restructuring and other consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Acquisition-related executive deferred compensation costs, which are dependent on the continuing employment of a former shareholder of an acquired company, are being amortized on a straight-line basis.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for each acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•	Imputed net expenses related to sale of building and land. On November 1, 2012, we sold the 294,000 square foot building located at 303 Velocity Way in Foster City, California, which serves as our corporate headquarters, along with approximately four acres of land and certain other assets related to the property, to Gilead Sciences, Inc. for $179.7 million. We will continue to use the facility until November 1, 2013, for which rent is not required to be paid. This constitutes a form of continuing involvement that prevents gain recognition. Until we vacate the building, the proceeds from the sale will be recognized as deferred proceeds from property transaction on our condensed consolidated balance sheet, which is currently $182.9 million, including imputed interest costs. Imputed interest expense and depreciation, net of accrued sublease income, of $1.5 million has been accrued at September 30, 2013, related to the deferred property transaction, partially offset by capitalized interest of $0.9 million related to the Fremont facility.

•	Expenses incurred during the period related to the upcoming relocation of our corporate headquarters facility.

•	In conjunction with our acquisition of Cretaprint, which closed on January 10, 2012, we assumed a contingent liability related to the alleged infringement of certain patents owned by Jose Vicente Tomas Claramonte, the President of Kerajet. Because the former owners of Cretaprint agreed to indemnify EFI against any potential liability in the event that Mr. Claramonte were to prevail in his action against Cretaprint, we accrued a contingent liability based on a reasonable estimate of the legal obligation that was probable as of the acquisition date and we accrued a contingent asset based on the portion of any liability for which the former Cretaprint owners would indemnify EFI. The net obligation accrued in the opening balance sheet on the acquisition date was EU 2.5 million (or approximately $3.3 million). The Spanish Court of Appeal reached a final determination on July 15, 2013, which resulted in EFI having no liability related to any potential infringement of the Claramonte patent. Because this matter is no longer subject to appeal, we have reversed this liability by recognizing a credit against general and administrative expense during the three months ended September 30, 2013.

•	During the third quarter of 2012, we incurred $0.5 million in settlement of a dispute with the lessor of a facility in the U.K., which was partially offset by the receipt, during the second quarter of 2012, of an additional $0.3 million in insurance proceeds, net of legal fees and costs, related to our previously disclosed settlement of the shareholder derivative litigation concerning our historical stock option granting practices.

•	Tax effect of non-GAAP adjustments

•	After excluding the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate. The expected annual non-GAAP income tax rate for the three and nine months ended September 30, 2012, assumed the achievement of the operational efficiencies related to our foreign operations that were implemented during the fourth quarter of 2012.

•	To facilitate comparability of our operating performance between 2013 and 2012, we have excluded the following from our non-GAAP net income:

•	Tax charge of $0.3 million resulting from the filing of tax returns by foreign subsidiaries for periods prior to their acquisition by EFI for the nine months ended September 30, 2013.

•	Tax benefit of $3.2 and $0.2 million from the retroactive renewal of both the 2012 U.S. federal research and development tax credit and certain international tax provisions, respectively, on January 2, 2013, for the nine months ended September 30, 2013. The tax benefit for these items had been previously recognized in our non-GAAP net income for the year ended December 31, 2012.

•	We excluded the recognition of previously unrecognized tax benefits from our non-GAAP net income of $3.2 million for the three and nine months ended September 30, 2013 and $9.7 million for the three and nine months ended September 30, 2012 to facilitate comparability of our operating performance between the periods. These tax benefits primarily resulted from the release of previously unrecognized tax benefits resulting from the expiration of U.S. federal statutes of limitations.

•	Interest expense accrued on prior year tax reserves of $0.1 and $0.3 million for the three and nine months ended September 30, 2013 and 2012, respectively, as well as other tax benefits of $0.3 million for the nine months ended September 30, 2013.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.